EX-10.38

                          ASSUMPTION OF LIABILITIES AND

                            INDEMNIFICATION AGREEMENT

         This Assumption of Liabilities and Indemnification Agreement (the "Agreement") is made and entered into effective as of the 31st day of December, 1997 (the "Effective Date"), by and between Nu Skin International, Inc., a Utah corporation ("NSI") and 252nd Shelf Corporation, a Delaware corporation which is in the process of changing its name to Nu Skin USA, Inc. ("NUSA").

                                    Recitals

         A. Immediately prior to the Effective Date, NUSA was a wholly-owned subsidiary of NSI.

         B. NSI's integrated business is being divided into two separate businesses and entities as of the Effective Date, pursuant to the terms of a Contribution and Distribution Agreement entered into between NSI and NUSA as of the Effective Date (the "Contribution and Distribution Agreement"). The separation and reorganization is being accomplished through a contribution of specified NSI assets to NUSA and a distribution of the outstanding capital stock of NUSA to NSI's stockholders.

         C. As part of such separation and reorganization, NSI and NUSA have agreed to an allocation of liabilities arising from the historical operation of NSI's business. The allocation is intended to generally have the liabilities follow the entity holding the assets and continuing the business to which such liabilities relate or from which they arise.

         D.  The  parties  hereto  have   determined   that  the  allocation  of
liabilities between NSI and NUSA is to be as provided in this Agreement.

                                    Agreement

         NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties contained herein, the parties hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Contribution and Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "Benefits   Agreement"  shall  mean  that  certain  Employee   Benefits
Allocation Agreement entered into by NSI and NUSA as of the Effective Date.

         "Claim" shall mean: (a) A suit, proceeding or investigation by or before any court or governmental or regulatory agency or body or a written demand for payment of a Liability or cause of action, asserted against NSI, NUSA or both by a Claimant; or (b) a written demand or assertion by or on behalf of a Claimant that a cause of action giving rise or relating to a Liability exists against NSI or NUSA.

         "Claimant" shall mean any person or entity asserting a Claim.

         "Effective Date" shall mean December 31, 1997.

         "Indemnified Claim" shall mean any Liability or Claim as to which an Indemnifying Party has agreed to indemnify an Indemnified Party.

         "Indemnified Loss" shall mean a cost, expense or loss incurred in connection with an Indemnified Claim, for which an Indemnified Party receives or is entitled to receive a payment from an Indemnifying Party.

         "Indemnified Party" shall mean a party or other person or entity entitled to be indemnified from any Indemnified Claims and Indemnified Losses pursuant to the terms of this Agreement.

         "Indemnifying Party" shall mean a party indemnifying another party from any Indemnified Claims and Indemnified Losses pursuant to the terms of this Agreement.

         "Jointly Shared Liabilities" shall mean Liabilities of NSI that are to be jointly shared, assumed and paid by NSI and NUSA as provided in this Agreement, as identified on the Listing of Liabilities or pursuant to the terms of this Agreement.

         "Liabilities" of any party hereto shall mean all losses, debts, liabilities, damages, obligations, claims, demands, judgments or settlements of any nature or kind owed by such party, whether accrued or contingent, and including all penalties, costs and expenses (legal, accounting or otherwise) associated therewith, but excluding "Taxes" as such term is defined in the Tax Sharing and Indemnification Agreement.

         "Listing of Liabilities" shall mean the listing of Liabilities attached hereto as Exhibit A, which lists certain NUSA Assumed Liabilities, NSI Retained Liabilities and Jointly Shared Liabilities.

         "NSI Continuing Business" shall mean the business to be conducted by NSI immediately after giving effect to the transactions contemplated by the Contribution and Distribution Agreement, utilizing the NSI Retained Assets, and including: the business of marketing and distributing of Nu Skin products; managing and licensing the Nu Skin Global Compensation Plan; licensing of the right to use the Nu Skin trademarks and trade names, products and distributor lists; providing management services to local Nu Skin entities; developing new formulas and ingredients for Nu Skin products; and all other businesses conducted by NSI prior to the Effective Date, other than the NUSA Acquired Business.

         "NSI Employees" shall mean all individuals who immediately prior to the Effective Date were employed by NSI and who, after giving effect to the transactions contemplated by the Contribution and Distribution Agreement, are intended to remain employed by NSI or in the NSI Continuing Business.

         "NSI Retained Assets" shall mean, collectively, all assets of NSI, other than the NUSA Acquired Assets.

         "NSI Retained Liabilities" shall mean each of the Liabilities of NSI other than the NUSA Assumed Liabilities and the NUSA portion of the Jointly Shared Liabilities. The NSI Retained Liabilities shall include each of those Liabilities identified as such on the Listing of Liabilities or pursuant to the terms of this Agreement.

         "NUSA Acquired Assets" shall mean, collectively, those assets of NSI transferred to and acquired by NUSA pursuant to the terms of the Contribution and Distribution Agreement, as identified in Exhibit E attached thereto.

         "NUSA Acquired Business" shall mean the business to be conducted by NUSA immediately after giving effect to the transactions contemplated by the Contribution and Distribution Agreement, utilizing the NUSA Acquired Assets, and including the marketing and distribution of Nu Skin products in the United
States as permitted by the Intercompany Agreements (as defined in the Contribution and Distribution Agreement).

         "NUSA Assumed Liabilities" shall mean each of the Liabilities of NSI that are to be assumed by NUSA as of the Effective Date as provided in this Agreement and identified as NUSA Assumed Liabilities in the Listing of Liabilities or pursuant to the terms of this Agreement.

         "NUSA Employees" shall mean all individuals who immediately prior to the Effective Date were employed by NSI and who, after giving effect to the transactions contemplated by the Contribution and Distribution Agreement, are intended to be employed by NUSA, as identified in the Benefits Agreement.

         "Settlement Payment" shall mean a payment made by a party hereto to the other party pursuant to and in exercise of its rights under Section 4.10 hereof.

         "Tax Sharing and Indemnification Agreement" shall mean that certain Tax Sharing and Indemnification Agreement entered into by NSI and NUSA as of the Effective Date.

         2. ASSUMPTION AND ALLOCATION OF LIABILITIES.

                  2.1 NSI Retained Liabilities. Except as may be otherwise specifically provided herein, NSI shall retain, assume, pay, perform and discharge all of the NSI Retained Liabilities.

                  2.2 NUSA Assumed Liabilities. Except as otherwise specifically provided herein, from and after the Effective Date, NUSA shall assume, pay, perform and discharge the NUSA Assumed Liabilities. In addition to those items specifically referenced as NUSA Assumed Liabilities on the Listing of Liabilities, NUSA Assumed Liabilities shall include the following:

                  (a) Liabilities that result from a Claim arising out of the operation of the NUSA Acquired Business, whether based on events occurring prior to or after the Effective Date; and

                  (b) Liabilities that arise out of or relate to any activity undertaken by, or any failure to act by, NUSA after the Effective Date.

                  2.3 Jointly Shared Liabilities. From and after the Effective Date, NSI shall assume, pay, perform and discharge 50%, and NUSA shall assume, pay, perform and discharge 50% of the Jointly Shared Liabilities, unless a different allocation of any particular Jointly Assumed Liabilities is specified in the Listing of Liabilities. In addition to those Liabilities identified as Jointly Shared Liabilities in the Listing of Liabilities, Jointly Shared Liabilities shall include the following:

                  (a) Liabilities arising from Claims based on events occurring prior to the Effective Date and which: (i) are not identified in the Listing of Liabilities as either NSI Retained Liabilities or as NUSA Assumed Liabilities, and (ii) arise, in more than a de minimis way, from the businesses or operations of both the NSI Continuing Business and the NUSA Acquired Business.

                  (b) Liabilities not identified as either NSI Retained Liabilities or NUSA Acquired Liabilities in the Listing of Liabilities, which result from Claims for indemnification (and the advancement of expenses in connection with a proceeding as to which such a Claim may later be asserted) arising out of facts or circumstances existing on or events occurring on or prior to the Effective Date, made against NSI pursuant to any law or any provision in any certificate of incorporation, bylaws or agreement, by any director, officer, employee or agent of NSI whose duties involved, in more than a de minimis way, both the NSI Continuing Business and the NUSA Acquired Business.

                  2.4 Intent of Assumption and Allocation. In applying Sections 2.1, 2.2 and 2.3, the parties intend that Liabilities not specifically identified in the Listing of Liabilities but incurred (or based on facts existing) prior to the Effective Date ("Unidentified Existing Liabilities") be allocated by a fair and reasonable application of the principle that: (i) NSI shall be solely responsible for Liabilities arising from or relating to the NSI Retained Assets or the conduct of the NSI Continuing Business and in which the NUSA Acquired Assets and NUSA Acquired Business had no more than a de minimis role; and (ii)
         NUSA shall be solely responsible for Liabilities arising from or relating to the NUSA Acquired Assets or the conduct of the NUSA Acquired Business and in which the NSI Retained Assets and NSI Continuing Business had no more than a de minimis role. Unidentified Existing Liabilities in which both (i) the NSI Retained Assets or NSI Continuing Business and (ii) the NUSA Acquired Assets or NUSA Acquired Business have more than a de minimis role shall be shared by NSI and NUSA in accordance with the provisions of Section 2.3, as Jointly Shared Liabilities.

                  2.5 Liability Insurance Coverage. If any Liabilities to which this Section 2 applies are covered by any liability insurance carried by NSI for periods prior to the Effective Date, NSI and NUSA shall each have access to such insurance within the aggregate limits thereof, in proportion to their respective obligations pursuant to this Section 2. Any insurance recoveries covering Liabilities to be assumed and allocated pursuant to Section 2.3 shall be shared by the parties in the proportions provided in Section 2.3

                  2.6 Actions to Effect Assignment and Assumption of NUSA Assumed Liabilities.

                  (a) NSI and NUSA shall use their reasonable best efforts to cause all rights and obligations of NSI in respect of the NUSA Assumed Liabilities to be assigned to and assumed by NUSA effective as of the Effective Date, or as promptly thereafter as practicable.

                  (b) From and after the Effective Date, NSI and NUSA shall use their reasonable best efforts to obtain from each obligee to which the NUSA Assumed Liabilities are owed a full release of NSI from any liability or obligation in respect of such NUSA Assumed Liabilities, effective as of the Effective Date or as of the earliest possible date.

                  (c) Each of NSI and NUSA shall cooperate with the other and execute such instruments and documents as may be necessary or reasonably requested by the other party in connection with the assignment, assumption and release of any NUSA Assumed Liabilities as contemplated herein.

                  (d) If and to the extent that NSI and NUSA are unable to obtain the assignment, assumption and release of any NUSA Assumed Liabilities as contemplated herein, as between NSI and NUSA, effective as of the Effective Date, NUSA agrees to pay and perform as and when due all Liabilities and obligations of NSI in respect of such NUSA Assumed Liabilities, whether arising prior to, on or after the Effective Date, and, in the event that for any reason NUSA does not make any such payment or perform any such obligation as and when due or NSI makes any such payment or performs any such obligation, NUSA shall promptly reimburse NSI for all costs and expenses incurred by NSI in connection therewith.

         3. INDEMNIFICATION.

                  3.1 By NSI. NSI shall  indemnify and hold harmless  NUSA,  and each officer, director, employee and agent of NUSA, from and against any and all Liabilities and Claims which NSI has agreed to assume, pay, perform and discharge pursuant to the terms of this Agreement including: (i) all NSI Retained Liabilities; (ii) NSI's proportionate share of all Jointly Shared Liabilities; (iii) all Claims relating to or arising from such Liabilities; and (iv) all costs, expenses and obligations arising from, relating to or incurred in connection with such Liabilities and Claims.

                  3.2 By NUSA. NUSA shall indemnify and hold harmless NSI, and each officer, director, employee and agent of NSI, from and against any and all Liabilities and Claims which NUSA has agreed to assume, pay, perform and discharge pursuant to the terms of this Agreement, including: (i) all NUSA Assumed Liabilities; (ii) NUSA's proportionate share of all Jointly Shared Liabilities; (iii) all Claims relating to or arising from such Liabilities; and (iv) all costs, expenses and obligations arising from, relating to or incurred in connection with such Liabilities and Claims.

                  3.3 Payment Terms. All payments to be made by an Indemnifying Party pursuant to its obligations under this Section 3 shall be made within ten (10) business days of receipt of notice from the Indemnified Party that an Indemnified Loss has been incurred by the Indemnified Party and stating the amount of such Indemnified Loss and the basis for the indemnification obligation, unless the Indemnifying Party contests the obligation to indemnify the Indemnified Party with respect to a claimed Indemnified Loss, as set forth in Section 3.9 below.

                  3.4 Taxes and Employee Benefits. Concurrently with the execution of this Agreement, the parties are executing the Tax Sharing and Indemnification Agreement and the Benefits Agreement. Obligations relating to allocations of Liabilities for taxes, as well as the effect of taxes on a party in respect of an Indemnified Loss, shall be governed by the Tax Sharing and Indemnification Agreement. Obligations with respect to accrued and ongoing benefits payable to the NSI Employees and NUSA Employees will be as set forth in the Benefits Agreement.

                  3.5 Insurance. The indemnification provisions of this Agreement are not to be construed to be insurance coverage and do not amend or affect in any manner any insurance policies purchased by NSI prior to the Effective Date. Each party shall use its best efforts to collect on insurance as to which it is the insured party, without regard to whether it is the Indemnified Party or the Indemnifying Party hereunder with respect to the subject of the insurance claim. If either party receives insurance proceeds relating to an Indemnified Loss after the receiving party has received a payment from the other party with respect to such Indemnified Loss, the receiving party shall promptly remit to the paying party a portion of such insurance proceeds equal to the paying party's proportion of the Indemnified Loss. If an
         Indemnified Party receives insurance proceeds relating to an Indemnified Loss prior to receipt of payment from the Indemnifying Party, then the amount of the Indemnified Loss to be paid by the Indemnifying Party shall be appropriately reduced.

                  3.6 Effect of Other Reductions of Indemnified Loss. If the amount of any Indemnified Loss shall at any time prior or subsequent to indemnification pursuant to this Agreement be reduced by recovery, settlement or otherwise, the amount of the Indemnified Loss paid or to be paid by the Indemnifying Party shall be adjusted by an amount equal to the Indemnifying Party's share of such reduction (determined in the same proportion as parties' assumption and allocation of such Liabilities as provided in Section 2 hereof), less any expenses reasonably incurred in connection therewith, and in the event the Indemnifying Party has previously paid the Indemnified Loss, the amount of the Indemnifying Party's share of the reduction shall promptly be repaid by the Indemnified Party to the Indemnifying Party.

                  3.7 Waiver of Subrogation. Each party hereby waives any right of subrogation it may have with respect to any Indemnified Loss.

                  3.8 In Event of Unenforceability. To the extent that any party's undertakings as an Indemnifying Party set forth in this Section 3 may be unenforceable, such party shall contribute the maximum amount it is permitted to contribute under applicable law to the payment and satisfaction of Indemnified Losses incurred by an Indemnified Party.

                  3.9 Disputes Relating to Claims for Indemnification.

                  (a) If an Indemnifying Party contests its obligation to indemnify an Indemnified Party with respect to any claimed Indemnified Losses, the Indemnifying Party may deliver a written objection to the claim within ten (10) business days following receipt of the notice provided by the Indemnified Party as described in Section 3.3 above.

                  (b) In the event an Indemnifying Party gives such notice of objection to an Indemnified Party, the parties shall attempt in good faith to agree upon the rights of the respective parties with respect to the disputed Indemnified Claim, consistent with the terms of this Agreement. If no such agreement can be reached after good faith negotiation, either the claiming Indemnified Party or the Indemnifying Party may demand arbitration of the matter. The Indemnified Party and the Indemnifying Party shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any Indemnified Claim shall be binding and conclusive upon the parties to this Agreement.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Utah County, Utah under the rules then in effect of the American Arbitration Association. In any arbitration hereunder in which the amount of any Indemnified Losses to which an Indemnified Party is entitled is at issue, the fees and expenses payable to the arbitrators, to the American Arbitration Association and to the parties' attorneys, shall be allocated between the Indemnified Party and the Indemnifying Party in the same proportion that the aggregate amount of the disputed Indemnified Losses submitted to arbitration which are unsuccessfully disputed or claimed by each party (as determined by the arbitrators) bears to the total amount of the disputed Losses so submitted.

         4. CONTROL OF CLAIMS.

                  4.1 NSI Retained Liabilities. Subject to the restrictions and provisions set forth in this Section 4, NSI shall have full control over any action taken with respect to NSI Retained Liabilities and all related Claims and Indemnified Losses.

                  4.2 NUSA Assumed Liabilities. Subject to the restrictions and provisions set forth in this Section 4, NUSA shall have full control over any action taken with respect to NUSA Acquired Liabilities and all related Claims and Indemnified Losses.

                  4.3 Jointly Shared Liabilities. Subject to the restrictions and provisions set forth in this Section 4, NSI shall have full control over any action taken with respect to Jointly Shared Liabilities and related Claims.

                  4.4 Specified Claims. Claims identified on the Listing of Liabilities as being subject to control other than as provided herein shall be controlled as provided in the Listing of Liabilities.

                  4.5 Rights Arising From Control of Claims.

                  (a) A party entitled to control a Claim shall have the right, without limitation, to select counsel, to settle the Claim on any terms it deems advisable and in its discretion (except as otherwise specifically provided herein, and except that an Indemnified Party may not settle a Claim for which an Indemnifying Party shall be responsible without the consent of the Indemnifying Party, except as provided in Section 4.10), to appeal any adverse decision rendered in any court, to discontinue any action, and otherwise to make any decision with respect thereto as it in its discretion deems advisable, provided however, that with respect to any such Claim with a value, or potential value, of $250,000 or more, the party controlling the claim shall obtain the prior written consent of the other party hereto to the selection of counsel, which consent shall not be unreasonably withheld.

                  (b) Notwithstanding anything to the contrary herein, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of an Indemnified Party for the same counsel to represent both such Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event an Indemnifying Party exercises the right to undertake the defense of a Claim as provided herein, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against a Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party.

                  4.6 Legal Action. If either party is served with any judicial or administrative process concerning any Claim, the defense of which such party believes should be conducted by the other party, such party shall: (a) take all steps necessary or appropriate to preserve both parties' legal rights and remedies; (b) notify the other party of the pendency of the action; and (c) request that the other party assume conduct of the defense and that the other party use its reasonable best efforts to have itself substituted as a party to the action. Unless and until the parties agree to a transfer of control of a particular action, the party originally notified or served shall have full control over, and responsibility for, the conduct of the proceedings, and shall be solely liable for any default. If both parties are served with judicial or administrative process concerning any Claim covered by this Agreement, each party shall use its reasonable best efforts to reach agreement with the other as to which party should control the conduct of the proceedings. Pending such agreement, each party shall have full control over, and responsibility for, preserving its legal rights and remedies, and shall be solely responsible for any default entered against it.

                  4.7 Other Actions. If either party receives from a Claimant any demand, not related to judicial or administrative action, for payment against which such party believes it is entitled to be indemnified pursuant to this Agreement, the Indemnified Party shall promptly forward such demand to the Indemnifying Party with a request that the Indemnifying Party assume control of the Claim and acknowledge its obligation to indemnify the Indemnified Party with respect to such Claim. The Indemnifying Party shall respond to such a request from the Indemnified Party within 30 days.

                  4.8 Consultation and Cooperation. NSI and NUSA agree to cooperate fully with each other in connection with all Claims as to which either such party may claim a right to indemnification hereunder, in order to minimize the effects of such Claims on the businesses of both parties. NUSA shall consult and cooperate with NSI's counsel concerning any action taken with respect to Claims relating to Jointly Assumed Liabilities.

                  4.9 Costs of Defense. Costs of defense of Claims relating to Jointly Assumed Liabilities shall be by each party in proportion to its assumption and agreement to pay and discharge such Claims as provided in this Agreement. NSI shall provide to NUSA a monthly accounting of expenses (other than counsel fees directly billed to each party as provided above) incurred in connection with defense of Claims relating to Jointly Assumed Liabilities, and NUSA shall promptly pay to NSI its share of such expenses, determined in the proportion that Jointly Shared Liabilities are assumed and allocated as provided herein.

                  4.10 Settlement Rights. If either party hereto or any Claimant proposes settlement or compromise of any Claim subject to an indemnification obligation hereunder, each party shall use all reasonable efforts to agree on such settlement, considering minimization of the Liability resulting from such Claim and the adverse effects on the businesses of both parties. If the parties cannot agree, the party favoring acceptance of the proposal shall have the right to pay to the other party a Settlement Payment equal to its proportionate share of the dollar value of the proposal in full satisfaction of its assumption and agreement to pay and discharge the Claim as provided in this Agreement. The party receiving the Settlement Payment shall thereafter solely control the further defense and disposition of the Claim, shall be totally liable for all Liability resulting therefrom and shall indemnify and hold harmless the party making the Settlement Payment from any and all Liability over and above the amount of the Settlement Payment. The party receiving the Settlement Payment shall have no obligation or duty to reimburse or refund any part of the Settlement Payment, regardless of the ultimate resolution of the Claim.

                  4.11 Resolution of Disputes. In the event of any controversy or dispute between the parties hereto arising out of or in connection with this Agreement, the parties shall attempt, promptly and in good faith, to resolve any such dispute. If the parties are unable to resolve any such dispute within a reasonable time (not to exceed 90 days), all unresolved disputes arising under this Agreement shall be submitted to mandatory and binding arbitration in Utah County, Utah under the then applicable rules of the America Arbitration Association or any successor organization, consistent with the procedures set forth in Section 3.9 above.

         5. MISCELLANEOUS PROVISIONS.

                  5.1 Notice. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given
         (i) on the date of personal delivery or (ii) provided such notice, request, demand or communication is actually received by the party to which it is addressed in the ordinary course of delivery, on the date of (A) deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, (B) transmission by telegram, cable, telex or facsimile transmission, or
         (C) delivery to a nationally-recognized overnight courier service, in each case, addressed as follows, or to such other person or entity as either party shall designate by notice to the other in accordance herewith:

                                  If to NSI:

                                  Nu Skin International, Inc.
                                  One Nu Skin Plaza
                                  75 West Center Street
                                  Provo, UT  84601
                                  Attention: Mr. M. Truman Hunt

                                  With a copy to:

                                  Holland & Hart, LLP
                                  215 South State Street, Suite 500
                                  Salt Lake City, UT 84111
                                  Attention: David R. Rudd

                                  If to NUSA:

                                  Nu Skin USA, Inc.
                                  One Nu Skin Plaza
                                  75 West Center Street
                                  Provo, UT  84601
                                  Attention: Mr. Richard M. Hartvigsen

                                  With a copy to:

                                  Holland & Hart, LLP
                                  215 South State Street, Suite 500
                                  Salt Lake City, UT 84111
                                  Attention: David R. Rudd

                  5.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts entered into and to be performed entirely within such State.

                  5.3 Severability. The parties agree that each provision to this Agreement shall be construed independent of any other provision of this Agreement. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof. This Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  5.4  Entire  Agreement.  This  Agreement,  together  with  the
         Contribution  and  Distribution   Agreement,   constitutes  the  entire
         agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior written or contemporaneous oral agreements related to the subject matter hereof. The Listing of Liabilities constitutes a part of this Agreement and is incorporated herein by reference in its entirety.

                  5.5  Amendment  and  Modifications.   No  amendment  or  other
         modification to this Agreement shall be binding upon any party unless executed in writing by all of the parties hereto.

                  5.6 Waiver. No waiver by any party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

                  5.7 Assignment. Neither party may assign, by operation of law, merger or otherwise, license, sublicense or otherwise transfer any of its rights or obligations under this Agreement to any other person or entity without obtaining the prior written consent of the other party.

                  5.8 Captions. All captions in this Agreement are intended solely for the convenience of the parties and none shall be deemed to affect the meaning and construction of any provision hereof.

                  5.9 Cumulative Remedies. No right or remedy conferred upon or reserved to any of the parties under the terms of this Agreement is intended to be, nor shall it be deemed, exclusive of any other right or remedy provided herein or by law or equity, but each shall be cumulative of every other right or remedy.

                  5.10 Binding Effect of Agreement. Except as otherwise specifically provided herein, this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto, and their respective affiliates, successors and assigns.

                  5.11 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, shall confer on any person other than the parties any rights or remedies under or by virtue of this Agreement.

                  5.12   Counterparts.   This   Agreement  may  be  executed  in
         counterparts and each taken together shall constitute one and all the same document.

         IN WITNESS WHEREOF, the parties by their duly authorized officers, have executed and delivered this Agreement on the date first written above.

                                    NU SKIN INTERNATIONAL, INC.

                                    By: /s/ Steven J. Lund
                                    Name: Steven J. Lund
                                    Title: Executive Vice President & Secretary

                                    NU SKIN USA, INC.

                                    By: /s/ Keith Halls
                                    Name: Keith Halls
                                    Title: Vice President

                                    EXHIBIT A

                             LISTING OF LIABILITIES

I. NSI Retained Liabilities. The NSI Retained Liabilities as defined in the attached Agreement shall include the following:

         A. Those distribution compensation exceptions listed on Schedule A-1 attached hereto.

         B. Legal expenses, losses and Liabilities arising from the following pending or threatened litigation, claims and legal ations:

                  1.       Nu Skin v. Leviton Manufacturing Co., Inc., et al.
                  2.       Nu Skin v. Neways, Inc., et al.
                  3.       Lane v. Spector  Management  Group, Salt Lake County,
                           NSI
                  4.       Rebecca Smith, et al v. NSI

II.      NUSA  Acquired   Liabilities.   The  following   Liabilities  shall  be
         considered  NUSA  Acquired  Liabilities  for  purposes of the  attached
         Agreement:

         A. The following Liabilities, as referenced in the NSI financial statements (copies of which are attached hereto as Schedule A-2):

                                                                  Estimated
                                                                    Amount
                                                                 ----------
1.   Accounts payable                                               542,720
2.   Related party payables                                         932,622
3.   Accrued commissions                                          5,799,511
4.   Other accrued liabilities
     (Gallery of Gifts, payroll and sales tax)                    4,170,961
5.   Other current liabilities (Deferred income,
     funds collected but orders not shipped)                      1,876,673
6.   Independent warehouse deposits                                 115,186
                                                                 ----------
        Total financial statement liabilities to be transferred  13,437,673
                                                                 ==========

         B.       Contractual and other obligations:

1.   Canada office and warehouse lease agreement
2.   Obligation to fund and support Merasoft
3.   Obligation to fund and support Big Planet
4.   US Olympic Committee agreement
5. Other than the exceptions listed in the Disclosure Schedule, or in Schedule A-1 attached hereto, the obligation to fund any distributor commission exceptions granted by NUSA is transferred to NUSA if such exceptions cumulatively combined with all commissions paid on the sale of Products in the USA exceed 42%
6.   UPS Contract
7.   Convention Technology Services Agreement
8.   Free-Flow Packaging Contract
9. Obligations under intercompany agreements applicable to U.S. operations, including support services, license fees, distributor incentives, trademark royalties and distribution agreement
10.  Abravenel Hall contract
11.  Salt Lake Fine Arts Division Contract
12.  Pinnacle Group (Kurt Bestor - convention)
13.  Vertex Contract
14.  Fast Tax Contract
15. Currently the State of Utah is auditing unclaimed distributor checks. If an obligation results from this audit, it will be the responsibility of NUSA.
16. Obligations owed to Craig Bryson as described in Section 3.08 of the Disclosure Schedule attached to the Stock Acquisition Agreement.
17.  All existing US convention related obligations (see item III B).

         C.       Pending or threatened litigation, claims or assessments

1.   Splash Product Liability Case
2.   Any liabilities relating to the Big Planet operations.

III. Jointly Assumed Liabilities. The following Liabilities shall be treated as Jointly Assumed Liabilities, for purposes of Section 2.3 of the attached Agreement:

         A.       Pending or threatened litigation, claims or assessments

1.  Cappone v. NSI, et al                   Obligation to be split 50/50 between
                                            NUSA and NSI

         B. Convention Expenses - NSI has agreed to reimburse a portion of the net loss (total convention expenses to a maximum of $5 million less convention registration fees). NUSA will bear the portion of the loss which corresponds with the percentage of the attendees who are US distributors and NSI will bear the portion of the loss that corresponds witch the percentage of total attendees who are not US distributors

                                  SCHEDULE A-1

                        LIST OF DISTRIBUTOR COMPENSATION
                        EXCEPTIONS TO BE RETAINED BY NSI

Lang Chou @@####
Betty Sung ###-##-####
Tim Sales ###-##-####
Lisa Fairbanks ###-##-####
Craig Bryson ###-##-####
Craig Tillotson ###-##-####
CJM - Claram McDermott ##-#######
World Network - Richard Kall ##-#######
MillerTime - Murray and Susan Miller  ##-#######
Janice Aruta - ###-##-####
Resource Marketing - Mark and Lana Barrett  ##-#######
International  Enterprises - Mike Chapman  ##-#######
Paul  Cook-Erlich  ###-##-####
Duel Forces - Kathleen Duel ##-#######
Samco Marketing - Seth Ferman  ##-#######
Karen Johnson  ###-##-####
Gloria  Miller  ###-######
Nancy  Rawle  ###-##-####
Planet  Network  --  Eric Sheranian  ##-#######
Career  Development - Kay Smith  ##-#######
Speaks/Ellis Group  -  Jerry  Speaks  ##-#######
Bryan  Stepanian   ###-##-####
Jerry  Sude ###-##-####
Dean Marchi ###-##-####
Deborah Lipner ###-##-####
Winwood Brokerage - Raymond Goodwin (or Bud Corkin)  ##-#######
Kathy Dennison - ###-##-####
Jerry Campisi ##-#######
Jack Pfeifer ###-##-####
Suzzane Brudge ### ## ####